================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, for use of the
                                              Commission only (as permitted by
                                              Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              AML COMMUNICATIONS
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 22, 1999

Dear Stockholder:

  You are cordially invited to attend the 1999 Annual Meeting of Stockholders of AML Communications, Inc., which will be held on Wednesday, September 22, 1999, at 10:00 a.m. at the office of the Company, 1000 Avenida Acaso, Camarillo, California 93012.

  At the Annual Meeting, stockholders will be asked to consider the following proposals:

    1. To elect two Class I directors as described in the accompanying Proxy Statement to hold office until the 2002 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

    2. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on July 28, 1999 as the Record Date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only stockholders of record as of the Record Date are entitled to such notice and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be open to examination by any stockholder for any purpose germane to the Annual Meeting during normal business hours from September 8, 1999 until September 21, 1999, at the Company's offices located at 1000 Avenida Acaso, Camarillo, California.

  All of the Company's stockholders are invited to attend the Annual Meeting. YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE PRE-ADDRESSED ENVELOPE PROVIDED WITH THIS NOTICE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON, EVEN IF YOU SEND IN YOUR PROXY TO THE MEETING.

                                          By Order of the Board of Directors,

                                          Scott T. Behan
                                          Secretary

Camarillo, California
August 6, 1999

                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS
                              September 22, 1999
                  Approximate date of mailing: August 6, 1999

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of AML Communications, Inc. (the "Company" or "AML") of proxies for use at the 1999 Annual Meeting of Stockholders of AML Communications, Inc. (the "Annual Meeting") to be held on Wednesday, September 22, 1999, at 10:00 a.m. at the office of the Company, 1000 Avenida Acaso, Camarillo, California 93012 and at any adjournment(s) or postponement(s) thereof.

                                 VOTING RIGHTS

  Stockholders of record of AML as of the close of business on July 28, 1999 (the "Record Date") have the right to receive notice of and to vote at the Annual Meeting. On July 23, 1999, AML had issued and outstanding 6,266,070 shares of Common Stock, $.01 par value (the "Common Stock"), the only class of voting securities outstanding. The Company owns 114,500 additional shares of treasury stock as a result of a stock buyback during the year. The Company is not entitled to vote such shares, nor are they counted for quorum purposes.

  Each stockholder of record as of the Record Date will be entitled to one vote for each share of Common Stock held as of the Record Date. The presence at the Annual Meeting in person or by proxy of a majority of the shares of Common Stock outstanding as of the Record Date will constitute a quorum for transacting business. Abstentions are counted for purposes of determining the presence of a quorum for the transaction of business. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on proposals other than the election of directors, and will be counted as present for purposes of the item on which the abstention is noted, and therefore counted in the tabulation of the votes cast on a proposal with the effect of a negative vote. Under applicable Delaware law, broker non-votes are not counted for purposes of determining the votes cast on a proposal.

                        PERSONS MAKING THE SOLICITATION

  The Proxy is solicited on behalf of the Board of Directors of the Company. The only solicitation materials to be sent to stockholders will be this Proxy Statement and the accompanying Proxy. The Board of Directors does not intend to use specially engaged employees or paid solicitors. The Board of Directors also intends to solicit Proxies held on behalf of stockholders by brokers, dealers, banks and voting trustees or their nominees. The Company will pay all reasonable expenses by such holders for mailing the solicitation material to the stockholders for whom they hold shares. All solicitation expenses are being paid by the Company.

                              TERMS OF THE PROXY

  The enclosed Proxy indicates the matters to be acted upon at the Annual Meeting and provides a box to be marked to indicate the manner in which the stockholder's shares are to be voted with respect to such matters. By appropriately marking the boxes, a stockholder may specify, with respect to the election of directors, whether the Proxy holder shall vote for or be without authority to vote on any or all candidates; and with respect to all other matters, whether the Proxy holder shall vote for or against or be without authority to vote on such matters.

  The Proxy also confers upon the holders thereof discretionary voting authority with respect to such other business as may properly come before the Annual Meeting.

  Where a stockholder has appropriately directed how the Proxy is to be voted, the shares will be voted in accordance with the stockholder's direction. In the absence of instructions, shares represented by valid Proxies will be voted for the two nominees for director. If any other matters are properly presented at the Annual Meeting, the persons named in the Proxy will vote or refrain from voting in accordance with their best judgment. A Proxy may be revoked at any time prior to its exercise by giving written notice of the revocation thereof to the Corporate Secretary of the Company or by filing a duly executed Proxy bearing a later date. Stockholders may also vote in person if they attend the Annual Meeting even though they have executed and returned a Proxy.

  The Company's principal executive offices are located at 1000 Avenida Acaso, Camarillo, California 93012 and its phone number is (805) 388-1345.

                            PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information with respect to the beneficial ownership of the Common Stock of the Company as of July 23, 1999, by (i) each person known to the Company to own beneficially more than 5% of the outstanding Common Stock, (ii) each Director of the Company, (iii) the Chief Executive Officer and the four most highly compensated officers (collectively, the "Named Executive Officers") and (iv) all Directors and executive officers as a group. Except as otherwise noted, each named beneficial owner has sole voting and investment power with respect to the shares owned.

                                                       Amount and
                                                       Nature of        Percent of
                                                       Beneficial       Outstanding
                                                      Ownership of         Common
   Beneficial Owner                                   Common Stock        Stock(1)
   ----------------                                   ------------      -----------
   Jacob Inbar(2)..................................    1,162,023(3)        18.5%
   Tiberiu Mazilu(2)...............................      936,439(4)        14.9%
   Edwin J. McAvoy(2)..............................      303,573(5)(6)      4.8%
   Scott T. Behan(2)...............................      156,536(7)         2.5%
   Kirk A. Waldron(2)..............................       33,000(8)           *
   Richard W. Flatow(2)............................       22,500(9)           *
   David A. Derby(2)...............................       22,500(10)          *
   Gerald M. Starek(2).............................       20,000              *
   All current executive officers and directors
    as a group (7 persons)(11)(12).................    2,352,998           37.1%

--------
  *Represents less than 1%.

 (1) Applicable percentage of ownership is based on 6,266,070 shares of Common Stock outstanding as of July 23, 1999, together with applicable options for such stockholder exercisable within 60 days, but not including 114,500 shares of treasury stock. Shares of Common Stock subject to options exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

 (2) The address of such person is 1000 Avenida Acaso, Camarillo, California 93012.

 (3) All shares, other than option shares issuable pursuant to options, are held in the Inbar Trust U/A/D 3/13/90. Mr. Inbar and his wife, Catherine Inbar, are the trustees with shared voting power with respect to such shares.

 (4) Includes 244,422 shares owned by Dr. Mazilu's minor child, beneficial ownership of which is expressly disclaimed by Dr. Mazilu.

 (5) All shares, other than option shares, are held in the Ed and Marlene McAvoy Trust. Mr. McAvoy and his wife, Marlene McAvoy, are trustees with shared voting power with respect to such shares.

 (6) Includes 5,076 shares owned by Mr. McAvoy's adult child residing in the same household, beneficial ownership of which is expressly disclaimed by Mr. McAvoy.

 (7) Includes 7,500 shares issuable pursuant to options exercisable within 60 days.

 (8) Includes 32,500 shares issuable pursuant to options exercisable within 60 days.

 (9) Includes 22,500 shares issuable pursuant to options exercisable within 60 days.

(10) Includes 18,750 shares issuable pursuant to options exercisable within 60 days.

(11) Mr. McAvoy resigned his position as a Director and Officer effective February 23, 1999. His shares are not included in the calculation of percentage ownership or total shares of the current executive officers and directors as a group.

(12) Shares of Common Stock subject to options exercisable within 60 days are deemed outstanding for computing the percentage ownership of all current executive officers and directors as a group.

                             ELECTION OF DIRECTORS

  The Board of Directors of the Company is divided into three classes, Class I, Class II and Class III, each serving for three-year terms, which are staggered to provide for the election of approximately one-third of the Board members each year. Two Class I directors are to be elected at the Annual Meeting to hold office until the 2002 Annual Meeting of Stockholders and until thier successors have been elected and qualified. Each Proxy, unless otherwise specified, will be voted for the election to the Board of Directors for the nominees set forth below. The Directors shall be elected by a plurality of the votes of shares present in person or represented by proxy at the meeting.

  In the event that a nominee for director listed below should become unavailable for election for any reason, the persons named in the accompanying Proxy have the right to use their discretion to vote for such other person as may be determined by the holders of such proxies. To the best of the Company's knowledge, the nominees are and will be available to serve.

  The following table sets forth the names and ages of the nominees for directors, and each other present director whose term of office does not expire in 1999, the year he was first elected as a director and his positions held with the Company.

  Nominees for term expiring in 2002:

                                                                            Director Term to
   Name               Age                      Positions                     Since   Expire
   ----               ---                      ---------                    -------- -------
   Scott T. Behan.... 38    Executive Vice President, Sales and Marketing     1999    2002
                             and Director
   Richard W. Flatow. 58    Director                                          1995    2002

  Directors whose terms expire in or after 2000 and who are not currently nominees for re-election:

   Kirk A. Waldron... 36    President, Chief Executive Officer and Director   1999    2000
   David A. Derby.... 58    Director                                          1995    2000
   Jacob Inbar....... 50    Chairman of the Board                             1986    2001
   Gerald M. Starek.. 58    Director                                          1999    2001

Background of the Nominees and Directors

  Scott T. Behan has been a Director and Executive Vice President of Sales and Marketing of the Company since February 1999, and has been a Director of Interactive Buyers Network, a high-tech Internet E-commerce service provider, since 1998. From 1994 up until his current appointment, Mr. Behan served as the Company's Vice President of New Business Development. From 1987 to 1994, Mr. Behan held a variety of engineering and sales and marketing positions within the Company. Mr. Behan holds a B.S. in Electrical Engineering from Worcester Polytechnic Institute.

  Richard W. Flatow has been a Director of the Company since December 1995 and has been the President of RWF Enterprises, a management consulting firm, since 1994. From 1993 to 1994, Mr. Flatow was President and Chief Executive Officer of Futurekids, Inc., a franchiser of computer training for children. Previously, Mr. Flatow was a Managing Partner and Senior Consultant for Hankin & Co., a middle-market management consulting firm.

  Kirk A. Waldron has been a Director, President and Chief Executive Officer of the Company since February 1999. From 1996 up until his current appointment, Mr. Waldron served as the Company's Chief Financial Officer and in 1998 he was appointed as the Company's Chief Operating Officer. From 1994 to 1996, Mr. Waldron was Chief Financial Officer at Dynamotion/ATI Corp., a publicly held high-tech manufacturer of precision drilling equipment. Mr. Waldron holds a B.S. in Business Administration from the University of Southern California.

  David A. Derby has been a Director of the Company since December 1995, and has been President, Chief Executive Officer and a Director of Datron Systems Incorporated (Nasdaq: DTSI), a manufacturer of radio and satellite communication systems and products, since May 1982. In April 1998, Mr. Derby was elected Chairman of the Board of Datron Systems Incorporated.

  Jacob Inbar is a co-founder of the Company and has been a Director and Chairman of the Board since September 1985. From 1986 to 1999, Mr. Inbar served as President and Chief Executive Officer of the Company. Mr. Inbar holds a B.S. in Electrical Engineering from Ben Gurion University, Israel and an M.B.A. from California Lutheran University.

  Gerald M. Starek has been a Director of the Company since March 1999, and has served as a Director of Advanced Energy Industries, Inc. since 1998. From 1993 to 1995, Mr. Starek served on the Board of Directors of Systems Chemistry, Inc., a privately held company that was purchased in 1995 by SubMicron Systems, Inc.. Previously, Mr. Starek served as President, Chief Executive Officer and Chairman of the Silicon Valley Group, a supplier of automated wafer processing equipment for the semiconductor industry that he founded in 1977.

Committees of the Board

  The Board of Directors has delegated certain of its authority to a Compensation Committee and an Audit Committee. Both Committees are composed of Messrs. Flatow, Derby and Starek, with Mr. Flatow serving as chairman of the Compensation Committee and Mr. Derby serving as chairman of the Audit Committee. No member of either committee is a former or current officer or employee of the Company.

  The Compensation Committee reviews executive salaries and administers any bonus, incentive compensation and stock option plans of the Company, including the Company's Amended and Restated 1995 Stock Incentive Plan. In addition, the Compensation Committee consults with management of the Company regarding pension and other benefit plans, and compensation policies and practices of the Company.

  The Audit Committee reviews the professional services provided by the Company's independent auditors, the independence of such auditors from management of the Company, the annual financial statements of the Company and the Company's system of internal accounting controls. The Audit Committee also reviews such other matters with respect to the accounting, auditing and financial reporting practices and procedures of the Company as it may find appropriate or as may be brought to its attention.

  The Company does not have a nominating committee. Nominations for the election of directors are made by the full Board of Directors.

Board and Committee Attendance

  From April 1, 1998 through March 31, 1999, the end of the Company's fiscal year, the Board of Directors held ten meetings. Each director attended 75% or more of the total number of meetings of the Board of Directors, including meetings of committees of which he was a member, held during the period for which he has been a director. The Audit Committee held one meeting and the Compensation Committee held seven meetings during the fiscal year.

Compensation of Directors

  Directors who are also officers of the Company receive no additional compensation for their services as directors. Each of the nonemployee directors receives an annual retainer of $6,000 for serving on the Board and $500 for each Board or Committee meeting attended, plus out-of-pocket expenses. In addition, under the terms of the Company's Amended and Restated 1995 Stock Incentive Plan, each Nonemployee Director may receive discretionary awards of shares of Common Stock subject to the terms of the Plan. Nonemployee Directors shall not be eligible to be considered for the grant of Incentive Stock Options. No Nonemployee Director shall be granted Options in excess of 25,000 shares of Common Stock during any one calendar year.

Executive Compensation

  The following table sets forth certain information regarding the compensation paid by the Company to the Named Executive Officers who received salary and bonuses in excess of $100,000 during the fiscal year ended March 31, 1999 as well as the previous two fiscal years, for all services rendered in all capacities to the Company.

                          SUMMARY COMPENSATION TABLE

                                                    Annual Compensation(1)
                                                   ---------------------------
                                                                        All
Name and Principal Position                    FY  Salary(2)   Bonus  Other(3)
---------------------------                   ---- --------    ------ --------
Kirk A. Waldron.............................. 1999 $111,096    $  --   $ --
 President and Chief Executive Officer(7)     1998  101,154    11,000  3,860
                                              1997   26,923(8) 12,000    --

Scott T. Behan............................... 1999  108,862       --     --
 Executive Vice President of Sales and        1998  102,800    10,500  4,083
  Marketing(7)                                1997   87,308    15,000  6,462

Tiberiu Mazilu............................... 1999  127,189       --     --
 Vice President Engineering(5)                1998  136,607    13,000  5,753
                                              1997  132,405    16,000  6,480

Jacob Inbar.................................. 1999  160,186       --     --
 Chairman of the Board(4)                     1998  175,565    17,000  6,108
                                              1997  163,560    23,000  6,480

Edwin J. McAvoy.............................. 1999  128,259       --     --
 Director of Programs(6)                      1998  134,532    13,000  5,654
                                              1997  129,271    16,000  6,480

--------
(1) Other than salary, bonus and the other compensation described herein, the Company did not pay any Named Executive Officer any compensation, including incidental personal benefits, in excess of 10% of such Named Executive Officer's salary.

(2) Salary includes amounts deferred pursuant to the Company's 401(k) plan.

(3) The amounts shown represent Company contributions to the Company's 401(k) plan and profit sharing plans for the benefit of the Named Executive Officer.

(4) Mr. Inbar resigned his position as President and Chief Executive Officer effective February 23, 1999. He entered into an employment contract with the Company at that time. See Employment Contracts and Change in Control Agreements.

(5) Mr. Mazilu resigned his position as a Director effective February 23, 1999. He entered into an employment agreement with the Company at that time. See Employment Contracts and Change in Control Agreements.

(6) Mr. McAvoy resigned his position as Vice President of Sales and Marketing and Director effective February 23, 1999. He entered into an employment contract with the Company at that time. See Employment Contracts and Change in Control Agreements.

(7) Mr. Waldron and Mr. Behan were appointed President and Chief Executive Officer and Executive Vice President of Sales and Marketing, respectively, of the Company on February 23, 1999.

(8) Reflects compensation starting December 16, 1996, the date Mr. Waldron commenced employment with the Company. Mr. Waldron was appointed Chief Executive Officer of the Company on February 23, 1999.

Option Grants in Last Fiscal Year

  The following table sets forth certain information concerning grants of options to each of the Company's Named Executive Officers during the fiscal year ended March 31, 1999. In addition, in accordance with the rules and regulations of the Securities and Exchange Commission, the following table sets forth the hypothetical gains that would exist for the options based on the assumption that the stock price were to appreciate annually by 5% and 10% respectively. The rates do not represent the Company's estimate or projection of future Common Stock prices and no assurance can be given that the share price will appreciate at the rates shown in the table.

                       OPTION GRANTS DURING FISCAL 1999

                                                                                     Potential
                                                                                 Realizable Value
                                                                                    at Assumed
                                                                                   Annual Rates
                                                                                  of Stock Price
                               Number of      % of Total                           Appreciation
                              Securities    Options Granted Exercise              for Option Term
                              Underlying    to Employees in   Price   Expiration -----------------
   Name                     Options Granted Fiscal Year(1)  ($/Share)   Date(2)     5%       10%
   ----                     --------------- --------------- --------  ---------- -------- --------
   Kirk A. Waldron.........     30,000           10.1%       3.875     6/24/08   $189,359 $301,523
                                50,000           16.8%       1.281     2/23/09    104,331  166,129
   Scott T. Behan..........     30,000           10.1%       3.875     6/24/08    189,359  301,523
                                50,000           16.8%       1.281     2/23/09    104,331  166,129
   Tiberiu Mazilu..........        --             --           --          --         --       --
   Jacob Inbar.............        --             --           --          --         --       --
   Edwin J. McAvoy.........        --             --           --          --         --       --

--------
(1) Options to purchase an aggregate of 298,500 shares of Common Stock were granted to employees, including the Named Executive Officers, during the fiscal year ending March 31, 1999 with exercise prices ranging from $1.00 to $3.88 per share, in each case the fair market value of the Common Stock on the date of grant. All such options are subject to vesting over a four-year period, with 25% of the options exercisable on each successive anniversary of the date of grant.

(2) Options granted have a term of 5 or 10 years, subject to earlier termination in certain events related to termination of employment.

Option Exercises and Fiscal Year-End Option Values

  The following table sets forth certain information with respect to the unexercised options to purchase Common Stock held by each of the Named Executive Officers as of March 31, 1999:

                                                               Fiscal Year-End Option Values
                                                    ----------------------------------------------------
                                                      Number of Securities
                                                     Underlying Unexercised    Value of Unexercised In-
                                                     Options/SARs at FY end     the Money Options/SARs
                              Shares                           (#)                 at FY end ($)(2)
                             Acquired      Value    -------------------------- -------------------------
                            on Exercise Realized(1) Exercisable  Unexercisable Exercisable Unexercisable
                            ----------- ----------- -----------  ------------- ----------- -------------
   Kirk A. Waldron.........      --       $   --      12,500(4)     117,500(5)    $ --         $ --
   Scott T. Behan..........      --           --         --          80,000(3)      --           --
   Tiberiu Mazilu..........      --           --         --             --          --           --
   Jacob Inbar.............   60,766      $51,019        --             --          --           --
   Edwin McAvoy............      --           --         --             --          --           --

--------
(1) Market value of the Company's Common Stock at the exercise date minus the exercise price.

(2) Fair market value of the Common Stock as of March 31, 1999 represents the closing trading price of the Common Stock on such date ($1.13 per share) minus the exercise price.

(3) Represents options granted in June 1998 and February 1999.

(4) Represents options granted in April 1997.

(5) Represents options granted in April 1997, June 1998 and February 1999.

Employment Contracts and Change in Control Agreements

  The Company has entered into employment agreements with Jacob Inbar, Tiberiu Mazilu and Edwin McAvoy (collectively, the "Employees"). The Employees are eligible to participate in the Company's employee benefits plans and executive compensation programs for the duration of the contract period(s).

  In February 1999, upon his resignation as the Company's President and Chief Executive Officer, the Company entered into an employment agreement with Jacob Inbar, effective through August 2001. This agreement is a matter of separate inducement from his current position as Chairman of the Board, for the performance of such part-time duties, functions, responsibilities and authority as are consistent with that of a Chairman, working part-time, former senior executive and co-founder of the Company. The terms of the agreement are such that he receives an aggregate base salary ("Annual Base Salary") comprised of an annual salary ("Annual Salary") and an initial annual bonus ("Initial Annual Bonus"). The Annual Salary for the first year will be in the amount of $12,000. The Annual Salary for the second year and a half is to be negotiated between Mr. Inbar and the Chief Executive Officer, but will in no cases be less than the first year amount. The Initial Annual Bonus will be in the amount of $58,000 per year of the contract, including a pro rata amount of this annual rate for the last six months of the contract. The Initial Annual Bonus is payable in advance on a quarterly basis. In addition Mr. Inbar will receive a $400 a month office stipend for the duration of the contract and the Company will continue to provide Mr. Inbar with an automobile comparable to the automobile provided to him at the time of the agreement, including all expenses related to the business use thereof (including insurance, gasoline and maintenance) through December 1, 1999. The agreement also provides that in the event Mr. Inbar's employment is terminated by the Company at any time during the duration of the employment agreement, for reasons of disability, good reason, without cause or by mutual agreement, Mr. Inbar will receive severance compensation in an amount equal to the Annual Base Salary payable in bi-weekly increments through August 23, 2001. In addition, all unvested stock options, restricted stock and other awards issued pursuant to the Stock Incentive Plan shall immediately vest and the Company shall continue to provide Mr. Inbar and his dependents with medical benefits for the duration of the employment contract.

  In February 1999, upon his resignation as the Company's Vice President of Sales and Marketing and a Director, the Company entered into an employment agreement with Edwin J. McAvoy, effective through February 23, 2001. This agreement was made in the interest of retaining Mr. McAvoy in the position of Director of Programs of the Company. The terms of the agreement are such that he receives an annual base salary of $117,000 payable in accordance with the Company's normal payment practices. In addition, Mr. McAvoy will be provided with an automobile comparable to the automobile provided to him at the time of the agreement, including all expenses related to the business use thereof (including insurance, gasoline and maintenance) through December 26, 1999. The agreement also provides that in the event Mr. McAvoy's employment is terminated by the Company within the first twelve months of the employment term, for reasons of disability, good reason, or without, Mr. McAvoy will receive severance compensation in an amount equal to the Annual Base Salary effective upon the date of Termination, pro-rated bi-weekly, through August 23, 2000. If Mr. McAvoy's employment is terminated by the Company within the second twelve months of the employment contract, Mr. McAvoy will receive severance compensation in an amount equal to the Annual Base Salary effective upon the date of Termination, pro-rated bi-weekly, for a period of six months from the date of Termination. In addition, all theretofore unvested stock options, restricted stock and other awards issued pursuant to the Stock Incentive Plan shall immediately vest and the Company shall continue to provide Mr. McAvoy and his dependents with medical benefits for the duration of the employment contract.

  In February 1999, upon his resignation as a Director, the Company entered into an employment agreement with Tiberiu Mazilu, effective through February 23, 2001. This agreement was made in the interest of retaining Mr. Mazilu in the position as an Executive and Vice President of Engineering of the Company for the first year of the contract, and as a consultant for the second year of the contract. The terms of the agreement are such that he receives an annual base salary of $117,000 for the first year of the contract, and $58,500 for the second year of the contract, both amounts payable in accordance with the Company's normal payment practices. In addition, Mr. Mazilu will be provided with an automobile comparable to the automobile provided to him at the time of the agreement, including all expenses related to the business use thereof (including insurance, gasoline and maintenance) through November 11, 1999. The agreement also provides that in the event Mr. Mazilu's employment is terminated by the Company within the first twelve months of the employment term, for reasons of disability, good reason, or without, Mr. Mazilu will receive severance compensation in an amount equal to the Annual Base Salary effective upon the date of Termination, pro-rated bi-weekly, through August 23, 2000. If Mr. Mazilu's employment is terminated by the Company within the second twelve months of the employment contract, Mr. Mazilu will receive severance compensation in an amount equal to the Annual Base Salary effective upon the date of Termination, pro-rated bi-weekly, for a period of six months from the date of Termination. In addition, all theretofore unvested stock options, restricted stock and other awards issued pursuant to the Stock Incentive Plan shall immediately vest and the Company shall continue to provide Mr. Mazilu and his dependents with medical benefits for the duration of the employment contract.

  The Company has entered into a Change in Control Agreement with Kirk A. Waldron. In August 1998, in the interest of retaining Mr. Waldron's services, the Company entered into a Change in Control Agreement with Mr. Waldron. In the case where the Company is consolidated or merged with or into another corporation or corporations in which the stockholders of the Company immediately prior to the consolidation or merger do not retain a majority of the voting power of the surviving corporation or a sale of all or substantially all of the assets of the Company, and Mr. Waldron's employment is terminated within one year of the effective date of the Change in Control, he would be entitled to a severance payment equal to his annual base salary, at the rate in effect immediately prior to such Change in Control, payable in a single lump sum payment within ten days of the effective date of such Change in Control, or immediately upon termination. This agreement is binding upon all successors and assigns and is effective for as long as the Executive is an employee of the Company.

Legal Proceedings

  The Company may be subject, from time to time, to various legal proceedings relating to claims arising out of its operations in the ordinary course of its business. Two purported class action lawsuits have been filed against the Company and certain of its current and former officers and directors. The first lawsuit, entitled Ronny Sussman v. AML Communications, Inc., et al., Case No. 179776, was filed on March 19, 1998 in the Superior Court for the State of California (Ventura County) (the "State Action"). The second lawsuit, entitled Ronny Sussman v. AML Communications, Inc., et al., Case No. 98-2010 CAS (Ex) (C.D. Cal.), was filed on March 20, 1998 in the federal district court in Los Angeles, California (the "Federal Action"). The individual defendants named in both of the actions are Jacob Inbar (the Company's then President, Chief Executive Officer and Chairman of the Board of Directors), Tiberiu Mazilu (the Company's then Vice President of Custom Products and a member of the Board of Directors), Edwin J. McAvoy (the Company's then Vice President of Sales and Marketing and a member of the Board of Directors), Scott T. Behan (the Company's then Vice President of New Product Development) and William E. Sheridan III (the Company's then Chief Financial Officer). While the Federal Action asserts claims under the federal securities laws and the State Action asserts claims under California's securities laws, the complaints are otherwise essentially identical. The complaints allege that during the purported class period of April 10, 1996 to March 25, 1997, defendants made overly optimistic estimates regarding the Company's anticipated financial performance for fiscal years 1997 and 1998, and overly optimistic statements regarding the Company's ability to develop and to sell new products for the PCS market, all allegedly in order to profit from insider trading at artificially inflated prices.

  In the Federal Action, four lead plaintiffs and co-lead council were appointed on June 29, 1998 pursuant to the Private Securities Litigation Reform Act of 1995. On September 3, 1998 plaintiffs filed an amended complaint by filing a motion to dismiss the case. Plaintiff's opposition to the motion was filed on December 3, 1998. The motion was heard by the court on February 8, 1999 and the judge has taken the motion under advisement. All discovery is stayed in the federal action unless and until it is determined that plaintiffs have stated an actionable claim. The Company denies the material allegations in the complaints and intends to defend the actions vigorously. An adverse determination could have a material adverse effect upon the Company.

  In the State Action, all proceedings have been stayed until the stay of discovery is lifted in the federal action. Plaintiffs also intend to file an amended complaint in the state action once the case proceeds. The Company's response will be due 45 days after the filing of the amended complaint. The Company intends to respond by filing a demurrer, which is the California equivalent of a motion to dismiss for failure to state an actionable claim.

  The Company and its legal counsel are currently evaluating the claims. At this stage, it is not possible to predict the outcome or determine a range of possible losses, if any. The Company, its directors and officers deny the material allegations in the complaints and intend to defend the actions vigorously. An adverse determination could have a material adverse effect upon the Company's financial position or results of operations. During the year ended March 31, 1998, the Company recorded $150,000 as costs related to these lawsuits. There were no additional costs recorded related to this lawsuit during the fiscal year ended March 31, 1999.

  The Company currently is not party to any other legal proceedings, the adverse outcome of which, individually or in the aggregate, management believes would have a material adverse effect on the business, financial condition or results of operations of the Company.

Indemnification

  The General Corporation Law of the State of Delaware, the state of incorporation of the Company, and the Bylaws of the Company provide for indemnification of directors and officers. Section 145 of the Delaware General Corporation Law provides generally that a person sued as a director, officer, employee or agent of a corporation may be indemnified by the corporation for reasonable expenses, including attorneys' fees, if, in cases other than actions brought by or in the right of the corporation, he or she has acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation (and in the case of a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful). Section 145 provides that no indemnification for any claim or matter may be made, in the case of an action brought by or in the right of the corporation, if the person has been adjudged to be liable, unless the Court of Chancery or other court determines that indemnity is fair and reasonable despite the adjudication of liability. Indemnification is mandatory, in the case of a director, officer, employee or agent who has been successful on the merits, or otherwise, in defense of a suit against him or her. The determination of whether a director, officer, employee or agent should be indemnified must be made by a majority of disinterested directors, independent legal counsel or the stockholders.

  Directors and officers of the Company are covered under policies of directors' and officers' liability insurance. The directors and officers are parties to Indemnity Agreements (the "Indemnity Agreements"). The Indemnity Agreements provide indemnification for the directors and officers in the event the directors' and officers' liability insurance does not cover a particular claim for indemnification or if such a claim or claims exceed the limits of such coverage. The Indemnity Agreements are generally intended to provide indemnification for any amounts a director or officer is legally obligated to pay because of claims arising out of the director's or officer's service to the Company.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires directors, certain officers of the Company and persons holding more than 10% of the Company's Common Stock to file reports concerning their ownership of Common Stock by dates established under the Exchange Act and also requires that the Company disclose in the Proxy Statement any non-compliance with those requirements during the fiscal year ended March 31, 1999. Based solely upon a review of reports delivered to the Company for fiscal year 1999, all Section 16(a) filing requirements were satisfied.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  Arthur Andersen LLP acted as the independent public accountants for the Company during the fiscal year ended March 31, 1999. Representatives of that firm are expected to be present at the Annual Meeting and will have an opportunity to make a statement and will be available to respond to appropriate questions. The Company has selected Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending March 31, 2000.

                             STOCKHOLDER PROPOSALS

  No proposals have been submitted by stockholders for consideration at the Annual Meeting. Any proposal relating to a proper subject which an eligible stockholder of the Company may intend to present for action at the 2000 Annual Meeting of Stockholders of the Company must be received by March 20, 2000 to be considered for inclusion in the Company's Proxy Statement and form of Proxy relating to that meeting. The Board of Directors of the Company will review any proposals from eligible stockholders which it receives by that date and, with the advice of counsel, will determine whether any such proposal will be included in its 2000 proxy solicitation materials under applicable proxy rules of the Securities and Exchange Commission (the "SEC").

                                 OTHER MATTERS

  The Company does not know of any business other than that described herein which will be presented for consideration or action by the stockholders at the Annual Meeting. If, however, any other business shall properly come before the Annual Meeting, shares represented by Proxies will be voted in accordance with the best judgment of the persons named therein or their substitutes.

                                 ANNUAL REPORT

  The Company's 1999 Annual Report to Stockholders is being mailed to stockholders together with this Proxy Statement. Stockholders are referred to the report for financial and other information about the Company, but such report is not incorporated in this Proxy Statement and is not part of the proxy soliciting material.

                           FORM 10-KSB ANNUAL REPORT

  The Company will provide to any stockholder, without charge, a copy of its Annual Report on Form 10-KSB for the fiscal year ended March 31, 1999, including financial statements, filed with the SEC, upon the request of such stockholder. Requests should be directed to AML Communications, Inc.,
Attention: Investor Relations, 1000 Avenida Acaso, Camarillo, California
93012.

                                          By Order of the Board of Directors,

                                          Scott T. Behan
                                          Secretary

Camarillo, California
August 6, 1999

                        Please date, sign and mail your
                     proxy card back as soon as possible!

                        Annual Meeting of Stockholders
                           AML COMMUNICATIONS, INC.

                              September 22, 1999



                Please Detach and Mail in the Envelope Provided

A [X] Please mark your
      votes as in this
      example.

                               WITHHOLD
            FOR                AUTHORITY
       the Nominees         to vote for the
     listed at right    Nominees listed at right
1. Election [ ]                   [ ]               NOMINEES:
   of                                                   Scott T. Behan
   2 Class 1                                            Richard W. Flatow
   Directors:

Instructions: To withhold authority to vote for any individual nominee, strike out that nominee's name in the list at right.

            FOR                 AGAINST              ABSTAIN
            [ ]                   [ ]                  [ ]
2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the 1999 Annual Meeting of Stockholders and any and all postponements or adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEE(S) FOR CLASS 1 DIRECTOR LISTED AT LEFT AND IN THE DISCRETION OF THE PROXIES ON MATTERS DESCRIBED IN ITEM 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                    Yes             No
Do you plan to attend the meeting.  [ ]             [ ]

Signature of Stockholder:____________  ____________ Title_______ Dated:_________
                                       Signature of
                                       Joint Stockholder
                                       If Held Jointly

NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership's name by an authorized person.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           AML COMMUNICATIONS, INC.
                    1000 Avenida Acaso, Camarillo, CA 93012
               PROXY FOR THE 1999 ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON SEPTEMBER 22, 1999

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement for the 1999 Annual Meeting of Stockholders, revoking all prior proxies, hereby appoints Jacob Inbar and Scott T. Behan, and each of them, as Proxies, each with the power to appoint and substitute, and hereby authorizes each of them to represent and to vote as designated on the reverse side, all the shares of Common Stock of AML Communications, Inc. (the "Company") held of record by the undersigned on July 28, 1999 at the 1999 Annual Meeting of Stockholders to be held on September 22, 1999 and any postponements or adjournments thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED; HOWEVER, IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEE(S) FOR DIRECTOR LISTED AND IN THE DISCRETION OF THE PROXIES ON ALL SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE 1999 ANNUAL MEETING OF STOCKHOLDERS.

                          (Continued on reverse side)